EXHIBIT 21.1

Subsidiaries of The Middleby Corporation(1)

Name of Subsidiary	State/Country of Incorporation/Organization
AGA Rangemaster Group Ltd	United Kingdom
AGA Rangemaster Ltd	United Kingdom
AGA Rangemaster Properties Ltd	United Kingdom
AGA Rayburn Ltd	United Kingdom
Alkar Holdings, Inc.	Wisconsin
Alkar-RapidPak, Inc.	Wisconsin
American Permanent Ware Company, LLC	Delaware
Anetsberger, LLC	Delaware
ARG Corporate Services Ltd	United Kingdom
Armor Inox Holding France S.A.S.	France
Armor Inox Production S.a.r.l.	France
Armor Inox S.A.S.	France
Armor Inox Services S.A.S.	France
Armor Inox USA LLC	Delaware
Associated American Industries, LLC	Texas
Auto-Bake Acquisition Pty. Ltd	Australia
Auto-Bake Pty Ltd	Australia
Automatic Bar Controls, Inc.	Delaware
Bakers Pride Oven Company, LLC	Delaware
Baker Thermal Solutions LLC	Delaware
Beech Ovens LLC	Delaware
Beech Ovens Pty Ltd	Australia
Blue Sparq, Inc.	Florida
Brava Home, Inc.	Delaware
Britannia Kitchen Ventilation	United Kingdom
Burford Bakery Solutions Limited	United Kingdom
Burford Corp	Oklahoma
Carter-Hoffmann LLC	Delaware
Catering Equipment Industry srl	Italy
Cinoxplan, S.L.U.	Spain
Cloverleaf AM Essex, LLC	Delaware
CM Brewing Technologies, LLC	California
Cooking Solutions Group, LLC	Delaware
CookTek Induction Systems, LLC	Delaware
Colussi Ermes S.r.l.	Italy
Cozzini Middleby de Mexico, S. de R.L.de C.V.	Mexico
Cozzini, LLC	Delaware
Danfotech Holdings, LLC	Delaware
Danfotech Inc.	Missouri
DBT Holdings LLC	Delaware
Desmon S.p.A.	Italy
Emery Thompson Machine & Supply Co.	Florida
Escher Mixers S.r.l.	Italy

Evo America, LLC	Delaware
F.R. Drake Company	Delaware
Fab-Asia Inc.	Philippines
Field Service Solutions, LLC	Arkansas
Filtration Automation, LLC	Texas
Firex S.r.l.	Italy
Flavor Burst, LLC	Delaware
Follett Europe Polska sp. z.o.o.	Poland
Follett Products, LLC	Delaware
Food Processing Holdings Ltd	United Kingdom
Frigomeccanica S.p.A.	Italy
G.S. Blodgett, LLC	Delaware
Globe Food Equipment Company	Ohio
Globe Food Equipment Holding Company	Delaware
Goldstein Eswood Commercial Cooking Pty Ltd	Australia
Goldstein Properties Pty Ltd	Australia
Gorreri S.r.l.	Italy
Grand Rise International Limited	Hong Kong
Holman Cooking Equipment Inc.	Delaware
Houno A/S	Denmark
Houno Holdings LLC	Delaware
Icetro America, Inc.	California
Icetro Co. Ltd.	Korea
Imperial Machine Company Ltd	United Kingdom
Inline Filling Systems, LLC	Florida
Jade Range LLC	Delaware
J.C. Ford Company, LLC	Delaware
Josper, S.A.	Spain
Keylog S.r.l.	Italy
Kamado Joe UK Limited	United Kingdom
KJ UK Holdings Limited	United Kingdom
Kloppenberg Products, LLC	Delaware
Lab2Fab, LLC	Delaware
LA Cornue SAS	France
Lincat Group Ltd.	United Kingdom
Lincat Limited.	United Kingdom
Marco Beverage System Limited	Ireland
Masterbuilt II, Inc.	Delaware
Masterbuilt Holdings, LLC	Delaware
Masterbuilt Outdoor IP Holdings, Inc.	Delaware
Maurer-Atmos Middleby GmbH	Germany
Maxmac	Brazil
MEP FMS Holdings, LLC	Delaware
Middleby Advantage, LLC	Delaware
Middleby Asia Ltd	Hong Kong
Middleby Canada Company, Inc.	Canada
Middleby Celfrost Innovations Pvt Ltd	India

Middleby China Corporation	Peoples Republic of China
Middleby Coffee Solutions Group, LLC	Delaware
Middleby Cozzini Brasil Equipamentos, Ltda	Brazil
Middleby Denmark Holdings ApS	Denmark
Middleby do Brasil Ltda	Brazil
Middleby Espana SLU	Spain
Middleby Europe SL	Spain
Middleby Foodservice Equipment Corporation	Peoples Republic of China
Middleby Food Processing Europe S.r.l.	Italy
Middleby Food Service Equipment Co., Ltd	Peoples Republic of China
Middleby Holding UK Ltd	United Kingdom
Middleby India Engineering Pvt Ltd	India
Middleby Lux Holdings SCS	Luxembourg
Middleby Luxembourg S.a.r.l.	Luxembourg
Middleby Marshall Holding, LLC	Delaware
Middleby Marshall, Inc.	Delaware
Middleby Nationals Sales LLC	Delaware
Middleby Packaging Solutions, LLC	Delaware
Middleby Philippines Corporation	Philippines
Middleby Sweden Holdings AB	Sweden
Middleby UK Ltd	United Kingdom
Middleby UK Residential Holdings	United Kingdom
Middleby Worldwide Australia Pty Ltd	Australia
Middleby Worldwide Mexico SA de CV	Mexico
Middleby Worldwide Middle East FZE	Dubai
Middleby Worldwide Philippines	Philippines
Middleby Worldwide, Inc.	Florida
Middleby XME S.L.U.	Spain
MP Equipment, LLC	Delaware
MWW Food Processing USA LLC	Delaware
New Star International Holdings, Inc.	Delaware
Newton CFV, LLC	Delaware
Newton CFV, Inc.	Delaware
Nieco, LLC	Delaware
Northland Corporation	Michigan
OKA-Spezialmaschinenfabrik GmbH & Co. KG	Germany
Pacproinc, LLC	Delaware
Novy Invest NV	Belgium
Novy NV	Belgium
Pengyuan Technology (Shenzhen) Co, LTD.	Peoples Republic of China
Pitco Frialator, LLC	Delaware
Premier Specialty Brands, LLC	Delaware
Proxaut S.r.l.	Italy
Powerhouse Dynamics, LLC	Delaware
RKG Group Partners LP	Delaware
RKG Holdco, LLC	Delaware
RKG Newco, LLC	Delaware

RKG Outdoor Holdings, LLC	Delaware
RKG Partner LLC	Delaware
QualServ Solutions LLC	Delaware
Scanico A/S	Denmark
SD Group Intressenter (SDGI)	Sweden
Spenuzza, Inc.	California
Spooner Vicars Bakery Systems	United Kingdom
Star International Holdings, Inc.	Delaware
Star Manufacturing International Inc.	Delaware
Steel Union S.r.l.	Italy
Stewart Systems Baking, LLC	Delaware
Sveba-Dahlen Aktiebolag	Sweden
Sveba Dahlen Baltic OÜ	Estonia
Sveba-Dahlen España	Spain
Sveba-Dahlen Group AB	Sweden
Taylor Company S.r.l.	Italy
Taylor Commercial Foodservice, LLC	Delaware
Taylor Food Service Equipment Trading (Shanghai) Co. Ltd	China
The Alluvian Spa, LLC	Mississippi
The Alluvian, LLC	Mississippi
Thurne-Middleby Ltd	United Kingdom
Trade-Wind Manufacturing, LLC	Arizona
TurboChef Technologies, LLC	Delaware
Varimixer A/S	Denmark
Ve.Ma.C. S.r.l.	Italy
Viking Cooking Schools, LLC	Mississippi
Viking Culinary Group, LLC	Mississippi
Viking Range Brasil Participacoes Ltda	Brazil
Viking Range Corporation do Brasil Importacao e Comercio Ltda	Brazil
Viking Range, LLC	Delaware
Viking West, Inc.	California
Waterford Stanley Ltd	Ireland
Wells Bloomfield LLC	Delaware
Wild Goose Canning Technologies, LLC	Colorado
Wunder-Bar Europe S.r.o.	Czech Republic
Wunder-Bar Dispensing UK Ltd	United Kingdom
Wunder-Bar Holdings, Inc.	Delaware
Wunder-Bar International, Inc.	California

(1) Certain subsidiaries have been omitted as allowed.